Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

In re:	Chapter 11

ANCHOR GLASS CONTAINER CORPORATION,	Case No. 8:05-bk-15606- ALP

Debtor.
                                                            /
ORDER CONFIRMING SECOND
AMENDED PLAN OF REORGANIZATION
OF ANCHOR GLASS CONTAINER CORPORATION
     THIS CASE came before the Court for hearing on April 17, 2006 (the “Hearing”), for consideration of (a) confirmation of the Second Amended Plan of Reorganization of Anchor Glass Container Corporation dated March 1, 2006 (Docket No. 1026), as supplemented by (i) the List of Executory Contracts to be Assumed Pursuant to Second Amended Plan of Reorganization (Docket No. 1155) and (ii) the Supplement to Second Amended Plan of Reorganization (Docket No. 1156), each of which were filed by the Debtor on March 31, 2006 (collectively, the “Plan”)1 and upon the following objections to confirmation (the “Objections to Confirmation”):
•	Objection to Confirmation of Debtor’s Plan of Reorganization dated 4/10/06, filed by Virginia Dillon (Docket No. 1200);
•	The City of Warner Robins, Georgia’s Objection to Confirmation of Debtor’s Second Amended Plan of Reorganization dated 4/10/06 (Docket No. 1201);

[1]	Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Plan.

•	Arkema Inc.’s Objection to (i) Confirmation of the Second Amended Plan of Reorganization and (ii) The Debtor’s Proposed Assumption of the Certincoat System Agreement Dated January 1, 2004 dated 4/10/06 (Docket No. 1205);

•	Objection of James Luci to Confirmation of Debtor’s Plan of Reorganization dated 4/10/06 (Docket No. 1213), as amended (Docket. No. 1250);

•	United States Trustee’s Objection to Confirmation dated 4/11/06 (Docket No. 1215);

•	Encore Glass, Inc.’s Objection to Confirmation of Debtor’s Second Amended Plan of Reorganization dated 4/10/06 (Docket No. 1216); and

•	Encore Glass, Inc.’s Objection to Confirmation of Debtor’s Second Amended Plan of Reorganization dated 4/10/06 (Docket No. 1221).
     At the Hearing, counsel for the Debtor proffered the direct testimony of Mark S. Burgess, Chief Executive Officer of the Debtor, and David Hilty, a Managing Director of Houlihan Lokey Howard & Zukin, financial advisors to the Debtor, in support of confirmation of the Plan as set forth in their affidavits, which were received into evidence, and as further set forth in the ore tenus proffers made by counsel in open Court. The Court has taken judicial notice of the docket of this case and the papers described therein. Based upon that and the evaluation of other evidence presented and arguments of counsel at the Hearing, the Court makes the following findings of fact and conclusions of laws:
     A. Jurisdiction and Venue. This Court has jurisdiction over this case pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2) and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules and should be confirmed.

     B. Transmittal and Service of Notices. Notice of the Hearing and the relevant deadlines for submission of objections, as prescribed by this Court in its Order Approving Disclosure Statement and Setting Hearing on Confirmation (Docket No. 1047) (the “Disclosure Statement Order”) has been provided and is adequate and sufficient pursuant to § 1128 of the Bankruptcy Code and Bankruptcy Rules 2002(b) and 3020. Additionally, the Disclosure Statement and Plan, which were transmitted and served as set forth in the Affidavits of Service of Acclaris, LLC, the Debtor’s Claims and Noticing Agent, each dated March 23, 2006 (Docket Nos. 1126 and 1127), are hereby deemed to have been transmitted and served in compliance with the Disclosure Statement Order and the Bankruptcy Rules. Such transmittal and service are adequate and sufficient, and no other or further notice of such materials shall be required. Publication of the Disclosure Statement Order in the manner prescribed in the Court’s Order Approving Disclosure Statement and Fixing Time for Acceptances or Rejections of Plan, Objections to Confirmation, Administrative Claims, and Related Matters, Combined with Notice Thereof (Docket No. 1047), which the Debtor proffered was done, was adequate and sufficient and no other or further notice shall be required of the Hearing, the Plan or the Disclosure Statement.
     C. Solicitation. The solicitation of votes on the Plan, including the recommendation of the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) that holders of Class 5 Claims accept the Plan, was conducted in good faith and in compliance with §§ 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement Order, and all other applicable provisions of the Bankruptcy Rules, laws or regulations.

     D. Ballots and Tabulations. All procedures used to distribute solicitation materials to the applicable Holders of Claims and to tabulate ballots were fairly and properly conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, and the Bankruptcy Rules. On April 13, 2006, the Debtor filed the Ballot Tabulation (Docket No. 1248) in accordance with Local Bankruptcy Rule 3018-1.
     E. Burden of Proof. The Debtor, as the proponent of the Plan, has met its burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code, by a preponderance of the evidence, which is the applicable evidentiary standard.
     F. Compliance with Section 1129(a)(1) of the Bankruptcy Code. The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying §1129(a) (1) of the Bankruptcy Code.
          i. Proper Classifications. The classification of Claims and Interests under the Plan is reasonable. Valid business, factual and legal reasons reasonably exist for the classification under the Plan. Claims or Interests in each Class are substantially similar to other Claims or Interests in such Class, and the Plan therefore satisfies the requirements of § 1122(a) of the Bankruptcy Code.
          ii. Designation of Classes. The Plan properly designates the Classes of Claims and Interests in accordance with the applicable provisions of the Bankruptcy Code, including §§ 1122 and 1123(a)(1) of the Bankruptcy Code.
          iii. Specified Unimpaired Classes. The Plan specifies that Classes 1, 3, and 4 are Unimpaired, thereby satisfying the requirements of § 1123(a)(2) of the Bankruptcy Code. Pursuant to § 1126(f) of the Bankruptcy Code, Classes 1, 3, and 4 are deemed to accept the Plan.

          iv. Specified Impaired Classes. The Plan specifies that Classes 2, 5, and 6 are Impaired, thereby satisfying the requirements of § 1123(a)(3) of the Bankruptcy Code.
          v. No Discrimination. The Plan provides for the same treatment of each Claim or Interest of a particular Class, thereby satisfying the requirements of § 1123(a)(4) of the Bankruptcy Code.
          vi. Implementation of Plan. The Plan provides for adequate means for its implementation, including but not limited to (a) authorizing Reorganized AG to enter into the New Loan Agreements in order to obtain certain of the funds necessary to repay the Note Purchase Agreement Claims, to satisfy Claims, to make distributions under the Plan, and to conduct its post-reorganization business; (b) providing for certain corporate actions necessary to implement the changes provided for in the Plan; (c) providing for the creation of the Alpha Resolution Trust and the appointment of the Alpha Resolution Trustee, as set forth in the Notice of Designation in Writing of the Name of (1) the Alpha Resolution Trustee; and (2) Counsel to the Alpha Resolution Trustee, filed by the Creditors’ Committee (Docket No. 1154), the transfer of $8 million in cash and the Utility Settlement Proceeds to the Alpha Resolution Trust, in connection therewith; (d) providing for the treatment of Tort Claims as set forth in the Plan; (e) authorizing and implementing the Global Settlement; (f) the corporate constituent documents that will govern Reorganized AG after the Effective Date; (g) entry into the agreements in the Plan Supplement (the “Plan Supplement Agreements”), (h) issuance of the New Common Stock; and (i) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents related to the foregoing.

          vii. Prohibition Against Issuance of Non-Voting Equity Securities and Provisions for Voting Power of Classes of Securities. Article IV.B of the Plan provides that the Certificate of Incorporation of Reorganized AG will prohibit the issuance of non-voting equity securities to the extent required by § 1123(a)(6) of the Bankruptcy Code. Such statutory provisions will be incorporated in the Certificate of Incorporation of Reorganized AG.
          viii. Additional Plan Provisions. The Plan contains no provision that is inconsistent with the provisions of the Bankruptcy Code and therefore satisfies §1123(b) (6) of the Bankruptcy Code.
          ix. Identity of Proponents. In accordance with Bankruptcy Rule 3016(a), the Plan identifies the entity submitting it as a proponent.
     G. Compliance with Bankruptcy Code. The Debtor, as the proponent of the Plan, has complied with each of the applicable provisions of the Bankruptcy Code including, without limitation, §§1125 and 1126 of the Bankruptcy Code, and therefore has satisfied the requirements of §1129(a)(2) of the Bankruptcy Code, as follows:
          i. The Debtor is an eligible debtor under § 109 of the Bankruptcy Code and a proper proponent of the Plan under § 1121(a) of the Bankruptcy Code;
          ii. The Debtor has complied with each of the applicable provisions of the Bankruptcy Code, as otherwise provided or permitted by orders of the Court;
          iii. The Debtor has complied with each of the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and the Disclosure Statement Order in transmitting notices and disclosure and solicitation materials with respect to the Plan.

     H. Proposed in Good Faith. The Plan has been proposed in good faith and not by any means forbidden by law, thereby satisfying the requirements of § 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing and prosecution of the Chapter 11 Case and the formulation of the Plan. The Chapter 11 Case was filed, and the Plan was proposed, for proper purposes, including (a) maximizing the value of the Debtor’s Estate and (b) fairly distributing the value of the Debtor’s Estate among its Creditors.
     I. Payments for Services or Costs and Expenses. To the extent required by the Bankruptcy Code, the Bankruptcy Rules, or orders of this Court, any payments made by the Debtor or to be made by Reorganized AG for services or for costs and expenses in, or in connection with, the Chapter 11 Case or the Plan, have been approved by, or are subject to the approval of this Court as reasonable. Accordingly, the Plan satisfies the requirements of § 1129(a)(4) of the Bankruptcy Code.
     J. Directors, Officers, and Insiders. The Debtor has adequately disclosed or otherwise identified the identities and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers or directors of Reorganized AG in its Notice of Filing of the Identities and Affiliations of the Individuals Proposed to Serve as Officers and Directors of the Debtor After Confirmation of Its Second Amended Plan of Reorganization (Docket No. 1246). Accordingly, the Plan complies with the requirements of § 1129(a)(5) of the Bankruptcy Code.
     K. No Rate Changes. Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

     L. Best Interests of Creditors. The Plan satisfies § 1129(a)(7) of the Bankruptcy Code. With respect to each Impaired Class of Claims, each Holder of a Claim against the Debtor: (a) has accepted the Plan; or (b) will receive or retain under the Plan, on account of such Claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtor was to be liquidated under Chapter 7 of the Bankruptcy Code on such date. The liquidation analysis provided in the Disclosure Statement and other evidence proffered, adduced, or presented at the Hearing are persuasive and credible and have not been controverted by other evidence.
     M. Acceptance by Certain Classes. Classes 1, 3 and 4 are Unimpaired and are deemed to accept the Plan under § 1126(f) of the Bankruptcy Code. Classes 2 and 5 are Impaired and designated as voting Classes under the Plan (the “Impaired Voting Classes”). Class 2 and Class 5 have voted to accept the Plan. Class 6 consists of the Debtor’s Common Stock Interests, which are cancelled under the Plan. Holders of Class 6 Interests will not receive or retain property or interest in property on account of their Class 6 Stock Interests, and are deemed to have rejected the Plan. The Plan nevertheless is confirmable because it satisfies § 1129(b) of the Bankruptcy Code with respect to Class 6 Interests as set forth in Paragraph S below.
     N. Treatment of Administrative and Priority Claims. The treatment of Allowed Administrative Expense Claims, Note Purchase Agreement Claims, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims under Articles II and III of the Plan satisfies the applicable requirements of § 1129(a)(9) of the Bankruptcy Code.
     O. Acceptance by Impaired Classes. Class 2 and Class 5 in the Plan are Impaired Classes of Claims that have voted to accept the Plan. To the best of the Debtor’s knowledge, such accepting Impaired Voting Classes do not contain “insiders,” thus satisfying § 1129(a)(10) of the Bankruptcy Code.
     P. Feasibility. The Disclosure Statement and the evidence proffered, adduced, or presented at the Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Debtor, thus satisfying the requirements of § 1129(a)(11) of the Bankruptcy Code.
     Q. Payment of Fees. The fees due and payable by the Debtor to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. § 1930(a)(6), have been paid or will be paid by Reorganized AG pursuant to the Plan. Thus, the requirements of § 1129(a)(12) of the Bankruptcy Code are satisfied.
     R. Continuation of Retiree Benefits. The Plan does not attempt to affect “retiree benefits,” as defined in § 1114(a). Such benefits shall continue, subject to any contractual right of the Debtor, or Reorganized AG, to modify or terminate such benefits. Thus, the requirements of § 1129(a)(13) of the Bankruptcy Code are satisfied.
     S. Fair and Equitable; Confirmation of Plan Over Nonacceptance by Rejecting Classes. Based upon the evidence proffered, adduced, or presented by the Debtor at the Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to Class 6 Interests, as required by § 1129(b) of the Bankruptcy Code. Thus, the Plan may be confirmed under § 1129(b) of the Bankruptcy Code even if the Plan fails to satisfy § 1129(a)(8) of the Bankruptcy Code with respect to Class 6 Interests because the liquidation analysis of the Debtor’s assets establishes that there is not sufficient value to warrant a distribution to those Interests and no Class junior to Class 6 Interests will receive or retain any property under the Plan on account of such junior interest. Thus, the requirements of § 1129(b)(2) of the Bankruptcy Code are satisfied.
     T. Principal Purpose. No party in interest that is a governmental unit has requested that the Court not confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, 15 U.S.C. § 77e, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of § 1129(d) of the Bankruptcy Code.
     U. Good Faith Participation. Based upon the record before the Court, the Debtor, Reorganized AG, the Senior Notes Trustee, the Creditors’ Committee, the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, and each of their respective members, officers, directors, partners, employees, agents, counsel and financial advisors have acted in good faith within the meaning of § 1125(e) of the Bankruptcy Code and in compliance with the provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the Plan, including, without limitation, with respect to the solicitation of acceptances or rejections of the Plan and the offer, issuance, sale or purchase of any securities in connection with the Plan, and are entitled to the protections afforded by § 1125(e) of the Bankruptcy Code and the exculpatory and injunctive provisions set forth in Article XIV of the Plan.
     V. Retention of Jurisdiction. The Court may properly retain jurisdiction over the matters set forth in Article XII of the Plan.
     W. Satisfaction of Conditions to Confirmation. Upon entry of this Confirmation Order, each of the conditions to confirmation contained in Article X.A of the Plan shall have been satisfied.

     X. Satisfaction of Conditions to Consummation. Each of the conditions to the Effective Date, as set forth in Article X.B of the Plan, is reasonably likely to be satisfied. Except as otherwise provided in Article X.B of the Plan, the conditions to the Effective Date shall be subject to waiver by the Debtor and without leave of or notice to the Court and without any formal action other than proceeding with confirmation of the Plan.
     Y. Assumption, Assignment and Rejection of Contracts.
          i. The Debtor has exercised reasonable business judgment in determining whether to assume or to reject each of its executory contracts and unexpired leases as set forth in Article VII of the Plan. The Debtor also has demonstrated that the assumption of the executory contracts and unexpired leases (collectively, the “Assumed Contracts and Leases”) set forth in the Schedule of Assumed Contracts filed on March 31, 2006 (Docket No. 1155) (as thereafter amended, the “Schedule of Assumed Contracts”) and the rejection of all other executory contracts and leases (collectively, the “Rejected Contracts and Leases”) is in the best interests of the Debtor’s Estate and its creditors. Each pre- or post-confirmation assumption or rejection of an executory contract or unexpired lease pursuant to Article XII of the Plan shall be legal, valid, and binding upon Reorganized AG and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate authorizing order of the Court entered prior to the Confirmation Date pursuant to § 365 of the Bankruptcy Code.
          ii. To the extent applicable, the Debtor has caused or will cause the cure of, or has provided or will provide adequate assurance of the cure of, any default existing prior to the date hereof, within the meaning of § 365(b)(1)(A) of the Bankruptcy Code (the “Adequate Assurance”), under the Assumed Contracts and Leases and has provided compensation, or has provided Adequate Assurance of compensation or future performance, to all non-Debtor parties to such Assumed Contracts and Leases for any of their actual pecuniary losses resulting from any default arising prior to the date hereof under any such Assumed Contracts and Leases, within the meaning of § 365(b)(1)(B) of the Bankruptcy Code.
     iii. As of the date hereof, each Assumed Contract and Lease is in full force and effect and free from default (other than for cure amounts that have not been paid as of the date hereof) and enforceable against the non-Debtor party thereto in accordance with its terms. Any provision of an Assumed Contract and Lease that purports to give rise to a default or other breach of, or create or constitute an event of termination or similar condition under, such Assumed Contract and Lease by reason of the commencement of any of the Debtor’s Chapter 11 Case, the insolvency or financial condition of the Debtor, or the consummation of the Plan and the transactions contemplated in connection therewith shall be and is hereby void and unenforceable.
     iv. All requirements of § 365(b) and (c) of the Bankruptcy Code and any other applicable law relating to the Assumed Contracts and Leases have been satisfied. The counterparties to the Assumed Contracts and Leases who did not object to the Plan or to the assumption of their executory contract or unexpired lease, or who have withdrawn their objections, are deemed to have consented to the assumption of the Assumed Contracts and Leases. Any non-Debtor party to an Assumed Contract and Lease who did not object by April 15, 2006 to the cure amount set forth in the notice the Debtor provided to such party on March 31, 2006 will be deemed to have consented to that cure amount. If a counterparty to an Assumed Contracts and Leases has objected to the assumption of its contract or lease, or to the cure amount or Adequate Assurance, such objection will be scheduled for a hearing before the Court at some future date and, until the objection has been resolved, the contract or lease in question will remain subject to the jurisdiction of this Court and to the provisions of § 365 of the Bankruptcy Code, and the Debtor or Reorganized AG shall retain the right to attempt to assume the contract or lease, subject to the right of the counterparty to object thereto.
          v. In accordance with the terms of an Agreed Order on Objection of Official Committee of Unsecured Creditors with Respect to the City of Warner Robins, Georgia and Providing Adequate Assurance of Future Performance to the City of Warner Robins, Georgia (Docket No. 537), the Debtor is hereby authorized to assume its Contract with the City of Warner Robins which is due to expire on about January 31, 2007. By stipulation between the City of Warner Robins and the Debtor, the City of Warner Robins will continue to perform its obligations under that agreement until January 31, 2007, without requiring the Debtor to provide a deposit. In connection with the renewal of that agreement for the period commencing on February 1, 2007, the City of Warner Robins reserves the right to demand that the Debtor provide adequate assurance of performance and the City of Warner Robins agrees that it will consider the Debtor’s then current credit rating and other relevant factors, in determining the amount of such adequate assurance of performance.
          vi. The Debtor is specifically authorized to assume both its Guaranteed Supply Agreement with CenterPoint Energy Services, Inc. and also its Large Volume Interruptible Gas Sales Contract with CenterPoint Energy, as the same have been later amended by agreements between the Debtor and CenterPoint Energy.

          vii. The issue in respect of the assumability and cure amount of the Debtor’s executory contract with Arkema, Inc. will be continued and resolved between the parties or at a hearing to be scheduled.
          viii. To the extent that any agreement, guarantee or similar instrument identified as an executory contract or unexpired lease to be assumed under Article VII of the Plan does not constitute an executory contract or unexpired lease within the meaning of § 365 of the Bankruptcy Code, the Debtor shall nonetheless provide Adequate Assurance with respect to such agreement. As of the date hereof and upon the Effective Date, such agreement or instrument shall remain in full force and effect and free from default (other than for unpaid cure amounts) and enforceable against the non-Debtor party thereto in accordance with its terms. Any provision of such agreement or instrument that purports to give rise to a default or other breach of, or create or constitute an event of termination or similar condition under, such agreement or instrument by reason of the commencement of the Debtor’s Chapter 11 Case, the insolvency or financial condition of the Debtor, or the consummation of the Plan and the transactions contemplated in connection therewith, shall be and is hereby void and unenforceable.
     Z. Releases and Discharges. The releases described in Article XIV.F of the Plan, as modified herein, constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of Holders of Claims and Interests, are fair, equitable, reasonable, and are integral elements of the restructuring and resolution of the Chapter 11 Case in accordance with the Plan. Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan: (1) is within the jurisdiction of the Bankruptcy Court under 28 U.S.C. §§

1334(a), (b), and (d); (2) is an essential means of implementing the Plan pursuant to § 1123(a)(5) of the Bankruptcy Code; (3) is an integral element of the transactions incorporated into the Plan; (4) confers material benefit on, and is in the best interest of, the Debtor, its estate, its creditors and its interest holders; (5) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Case and with respect to the Debtor, its organization, capitalization, operation and reorganization; and (6) is consistent with §§ 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.
     AA. New Revolving Credit Facility and New Term Loan. The New Revolving Credit Facility and New Term Loan are essential elements of the Plan and entry into the New Revolving Credit Facility and New Term Loan on terms substantially similar to the terms contained in the term sheet submitted to the Bankruptcy Court in the Plan Supplement, with such terms and modifications to be further negotiated in accordance with the term sheet, is in the best interests of the Debtor, its Estate and its creditors. The Debtor has exercised reasonable business judgment in determining to enter into the New Revolving Credit Facility and New Term Loan. The Debtor has provided sufficient and adequate notice of the New Revolving Credit Facility and New Term Loan to all parties-in-interest. All documents necessary to implement the Plan including, without limitation, the New Revolving Credit Facility and New Term Loan, shall, upon execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law. The Debtor is authorized to pay all fees and costs necessary to obtain the New Loan Agreements.
     BB. Plan Supplement Agreements. Each of the Plan Supplement Agreements is an essential element of the Plan and entry into the Plan Supplement Agreements is in the best interests of the Debtor, its Estate and its creditors. The Debtor has exercised reasonable business judgment in determining to enter into the Plan Supplement Agreements on the terms and in the forms set forth in the Plan Supplement. The Debtor has provided sufficient and adequate notice of the Plan Supplement Agreements to all parties-in-interest. The Plan Supplement Agreements shall, upon execution, be valid, binding, and enforceable and shall not be in conflict with any federal or state law.
     CC. Distributions of New Common Stock. Any distributions of New Common Stock as contemplated by the Plan by the Debtor are exempt from the requirements of section 5 of the Securities Act and State registration requirements by virtue of § 1145 of the Bankruptcy Code.
     DD. Re-Sale Under 1145. The New Common Stock that is issued in reliance on § 1145 of the Bankruptcy Code may be resold by the holders thereof without registration unless the holder is an “underwriter” with respect to such securities, as defined in § 1145(b)(1) of the Bankruptcy Code.
     EE. Preservation of Causes of Action. It is in the best interests of the creditors and interest holders that the causes of action that are not expressly released under the Plan be retained by Reorganized AG pursuant to Article IV.H of the Plan in order to maximize the value of the Debtor’s Estate.
     FF. Objections to Confirmation. The Objections to Confirmation, to the extent not resolved as set forth on the record of the Hearing, are overruled on the terms and conditions, and for the reasons set forth on the record.
DECREES

     NOW THEREFORE IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:
     1. Confirmation. The Plan (as modified by any modifications contained in this Confirmation Order) is confirmed under § 1129 of the Bankruptcy Code. The terms of the Plan and the exhibits thereto (in the final form thereof) are incorporated by reference into, and are an integral part of the Plan and this Confirmation Order.
     2. Compliance with Applicable Provisions of Bankruptcy Code. The Plan complies with the requirements of §§ 1122, 1123 and 1129 of the Bankruptcy Code.
     3. Objections. To the extent that any objections have not been withdrawn or resolved by stipulation prior to the entry of this Confirmation Order or are not resolved by the relief granted herein or as stated on the record of the Hearing, all such objections are hereby overruled. The Court will enter separate orders in respect of the objections, but that will not affect the finality of this Confirmation Order.
     4. Plan Classification Controlling. The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the ballots tendered to or returned by the Debtor’s creditors in connection with voting on the Plan (a) were set forth on the ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Interests under the Plan for distribution purposes, (c) may not be relied upon by a Holder of any Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes, and (d) shall not be binding upon the Debtor or the Estate.

     5. Certain Effects of Confirmation; Discharge; Injunction; Exculpation; Release. All of the provisions of Article XIV of the Plan, subject to the limitations set forth therein, are incorporated herein by reference as if set forth herein and are hereby approved in their entirety. Nothing in the Plan or this Confirmation Order, however, shall be deemed to (a) discharge, release, or preclude any environmental liability that is not a Claim, or any environmental claim of the United States that arises on or after the Effective Date; (b) release the Debtor or Reorganized AG from liability under environmental law as the owner or operator of property that such Entity owns or operates after the Effective Date; (c) release or preclude any environmental liability to the United States on the part of any Person or Entity other than the Debtor or Reorganized AG; or (d) enjoin the United States from asserting or enforcing such liability against someone other than the Debtor or Reorganized AG.
     6. Settlements. All settlements in this Chapter 11 Case are hereby approved as good faith compromises and settlements pursuant to Bankruptcy Rule 9019. Without limiting the generality of the foregoing, the terms of the Global Settlement contained in Article III of the Plan are approved in their entirety on a final basis, and the Creditors’ Committee Adversary Proceeding is deemed dismissed with prejudice and the Creditors’ Committee shall file a notice of voluntary dismissal of that proceeding within five days after the later of (a) the filing by the Debtor of its notice that the Plan has become effective, or (b) the transfer to the Alpha Resolution Trust of the $8 million due from the Debtor under the Plan.
     7. Cancellation of Existing Securities and Agreements. Except for purposes of evidencing a right to receive a distribution under the Plan or as otherwise provided thereunder, and except as provided in the Plan or this Confirmation Order, on the Effective Date all the agreements and other documents evidencing (a) any Claims or rights of any

Holder of a Claim or Interest against the Debtor, including all indentures and notes evidencing such Claims; (b) any security interests, liens or encumbrances against property of the Debtor, with respect to such Claims; and (c) all certificate evidencing Interests and any options or warrants to purchase Interests, obligating the Debtor to issue, transfer or sell Interests or any other capital stock of the Debtor, shall be deemed released, extinguished, cancelled, and of no further force and effect without the need for further action on the part of the Debtor or Reorganized AG.
     8. Assumptions, Assignments and Rejections. The executory contract and unexpired lease provisions of Article VII of the Plan are approved in their entirety. On the Effective Date, pursuant to § 365 of the Bankruptcy Code, and except as otherwise provided herein or in the Plan, or in any contract, instrument, release or other document entered into in connection with the Plan, the Debtor shall reject the Rejected Contracts and Leases, except those (i) that have been previously assumed or rejected pursuant to a Final Order of the Court, (ii) specifically designated as an Assumed Contract and Lease on the Schedule of Assumed Contracts, as the same may be amended, or (iii) that are the subject of a separate motion to assume or reject filed under § 365 of the Bankruptcy Code by the Debtor prior to the Confirmation Hearing. Each of the Rejected Contracts and Leases shall be rejected and each of the Assumed Contracts shall be assumed only to the extent that they constitute an executory contract or unexpired lease. Listing a contract or lease on the Schedule of Assumed Contracts shall not constitute an admission by the Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor has any liability thereunder. This Confirmation Order shall constitute an order approving the rejections and the assumptions described in Article VII of the Plan, pursuant to § 365 of the Bankruptcy Code, as of the

Effective Date. On the Effective Date, Reorganized AG shall be entitled to enjoy all the rights and benefits under each of the Assumed Contracts and Leases without the necessity of obtaining such counterparty’s written consent to assumption or retention of such rights and benefits, and all rights of such counterparty with respect to each of the Assumed Contracts and Leases regarding events and occurrences prior to the Effective Date shall be deemed satisfied and waived, subject to the satisfaction of cure obligations in accordance with the Plan.
     9. Bar Date for Rejection Damage Claims. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Article VII of the Plan must be filed with the Court no later than the earlier of (i) 30 days after the Effective Date, and (ii) 30 days after entry of the order rejecting such contract or lease. Any Claims not filed within such time period will be forever barred from assertion against any of the Debtor, Reorganized AG, or the Alpha Resolution Trust.
     10. Release of Liens. Except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, including the New Revolving Credit Facility and the New Term Loan, on the Effective Date and/or concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, liens, or other security interests against the property of the Estate are fully released and discharged (except to the extent reinstated under the Plan), and all right, title, and interest of any holder of such mortgages, deeds of trust, liens, or other security interests, including any rights to any collateral thereunder, shall revert to Reorganized AG and its successors and assigns.

     11. Survival of Obligations and Rights Under Letter of Credit Agreements entered into by Debtor with Wachovia Bank. Nothing in the Plan or this Confirmation Order shall act or otherwise be construed to discharge, release, satisfy or in any way modify the obligations of the Debtor or Reorganized AG either now existing or arising after Confirmation under or in conjunction with either the Modified Letter of Credit Agreements or the Letter of Credit Agreement (collectively the “Letter of Credit Agreements”) entered into by Debtor with Wachovia Bank, N.A. (“Wachovia Bank”) pursuant to and as authorized by those certain Orders (Docket Nos. 757 and 996) entered in the Bankruptcy Case (together, the “LOC Approval Orders”). Further, nothing in the Plan, this Confirmation Order or the New Loan Agreements shall act or otherwise be construed to discharge, release, satisfy, reprioritize or in any way modify the security interest granted to and held by Wachovia Bank in certain defined property of the Estate (the “Wachovia Collateral”) pursuant to the LOC Approval Orders and the Letter of Credit Agreements (the “Wachovia Bank Security Interest”), which Wachovia Bank Security Interest shall continue post-Confirmation as a perfected first priority lien on the Wachovia Collateral.
     12. Distributions to Creditors. Pursuant to the terms of the Plan, upon the Effective Date, Reorganized AG is directed to satisfy and payoff the Note Purchase Agreement Claims in accordance with a payoff letter provided by the Agent under the Note Purchase Agreement, as directed by the Note Purchasers and shall implement the distributions to Holders of Class 1, Class 2, and Class 3 Claims provided for under the Plan. Pursuant to the Plan, upon the Effective Date, the Alpha Resolution Trustee shall implement the distributions to Holders of Class 5 Claims provided for under the Plan and the Alpha Resolution Trust Agreement.

     13. Retained Professional Claims and Final Fee Applications. All final requests for payment by all (i) professionals retained by an Order of this Court under §§ 327 or 1103 of the Bankruptcy Code and (ii) other persons employed by the Debtor or serving as independent contractors to the Debtor in connection with their reorganization efforts that are seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under §§ 503(b)(2), 503(b)(3) or 503 (b)(5) of the Bankruptcy Code shall file and serve on counsel for the Reorganized Debtor and as otherwise required by the Court and Bankruptcy Code their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred on or before the date that is forty-five (45) days after the Effective Date, unless otherwise ordered by the Court. Reorganized AG shall pay in full upon a determination of allowance such Claims in such amounts as are allowed by the Court, after notice and hearing, or upon such other less favorable terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Debtor or, on and after the Effective Date, Reorganized AG, and, in each such case, approved by the Court after notice and hearing. Any request for payment of an Administrative Expense Claim by a professional or other person specified in this paragraph, which is not filed by the applicable deadline set forth above, shall be barred. Upon the Effective Date, any requirement that professionals comply with §§ 327 through 331 of the Bankruptcy Code in seeking retention or compensation for such services rendered after such date will terminate, and Reorganized AG will employ and pay professionals in the ordinary course of business.
     14. Resolution of Disputed Claims. Except as otherwise ordered by the Court, any Claim that is not an Allowed Claim shall be determined, resolved or adjudicated in accordance with the terms of the Plan. The Debtor or Reorganized AG as the case may be, shall have the exclusive right to make and file objections to Priority Tax Claims and Claims (other than Administrative Expense Claims) in Classes 1, 2, 4, and 6, and shall serve a copy of each objection upon the Holder of the Claim to which the objection is made as soon as practicable, but in no event later then ninety (90) days after the Effective Date, except that the same may be extended from time to time by the Court, without further notice to the parties in interest.
          After the Effective Date, the Alpha Resolution Trustee shall have the exclusive right to make and file objections to Claims in Class 5 and shall serve a copy of such objection upon the Holder of a Class 5 Claim to which the objection is made within one hundred eighty (180) days after the Effective Date, or within such additional time as may be fixed from time to time by the Court upon motion of the Alpha Resolution Trustee, without further notice to the parties in interest.
     15. Tort Claims. The foregoing deadlines for filing objections to Claims shall not apply to Tort Claims for tort damages, which shall be dealt with pursuant to the provisions of the Plan, including Article V.K, and accordingly no such deadline shall be imposed by the Plan or this Confirmation Order.
     16. Right to Object Pending Effective Date. Any other party in interest may, until the Effective Date, file objections in the Bankruptcy Court to the allowance of any Claim or Interest (whether or not a proof of Claim or Interest has been filed).
     17. General Authorizations. The Debtor and Reorganized AG and their respective officers, employees, agents or attorneys, as applicable, are authorized and empowered pursuant to §§ 105 and 1142(b) of the Bankruptcy Code and any applicable state law to execute, acknowledge, and deliver such deeds, assignments, conveyances, and other assurances, documents, instruments of transfer, uniform commercial code financing statements, trust agreements, mortgages, indentures, security agreements, and bills of sale, and to take any and all actions reasonably necessary or appropriate to implement, effectuate, and consummate any and all of the documents or transactions contemplated by the Plan or this Confirmation Order, without further order of the Court, further corporate action or further action by (or vote of) directors, partners or stockholders of the Debtor or Reorganized AG. The secretary of the Debtor or Reorganized AG shall be, and hereby is, authorized to certify or attest to any of the foregoing actions (but no such certification or attestation shall be required to make any such action valid, binding and enforceable). Without limiting the generality of the foregoing, this Confirmation Order shall constitute all approvals and consents, if any, required by the applicable state corporation laws, and all other applicable business corporation, trust and other laws of the applicable governmental units with respect to the implementation and consummation of the Global Settlement, the Plan and this Confirmation Order and the transactions contemplated thereby and hereby. Such actions are approved in all respects and shall be deemed to have occurred and be effective on the Effective Date. Following the Effective Date, each of the contracts, instruments, releases, indentures, mortgages, deeds, bills of sale, assignments, leases, or other agreements or documents entered into by the Debtor or Reorganized AG in connection with the Plan shall be legal, valid and binding obligations of Reorganized AG and enforceable against Reorganized AG in accordance with its terms.
     18. Directors and Officers of Reorganized Debtor. The existing senior officers of the Debtor shall serve in the same capacities after the Effective Date, subject to the rights of the board of directors of Reorganized AG. The Court approves the appointment of the directors of Reorganized AG, as disclosed prior to the Hearing, as of and immediately following the Effective Date. The persons identified to serve as directors or officers shall be deemed elected or appointed, as the case may be, and such elections or appointments, as the case may be, shall be effective on or after the Effective Date, without any requirement of further action by stockholders, other owners or directors of the Debtor or Reorganized AG. On the Effective Date, the terms of the current members of the board of directors of the Debtor shall expire.
     19. Approval of Indemnification and Other Related Agreements. Pursuant to § 1142(b) of the Bankruptcy Code, without further action by the Court or the stockholders or board of directors of the Debtor or Reorganized AG, and without limiting the power or authority of Reorganized AG following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, Reorganized AG is authorized, as of the Effective Date, to (a) maintain the indemnification obligations in accordance with Article XIV of the Plan, as limited therein; and (b) enter into new indemnification and other agreements for active directors, officers and employees.
     20. Documentation and Disbursing Agent. The Debtor and Reorganized AG, together with such other persons as may be selected by the Debtor, shall be authorized to act as Disbursing Agent with respect to the Plan in accordance with the provisions of Article V.C of the Plan. The Debtor, Reorganized AG, or any such other persons as may be selected by them in the capacity as Disbursing Agent, shall be empowered and authorized to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) hold distributions prior to the applicable Distribution Date with respect thereto and to hold such distributions in accordance with the terms of any applicable agreement with respect thereto, (iii) make all distributions contemplated pursuant to the Plan and in accordance with the terms thereof, (iv) employ professionals to represent it with respect to its responsibilities, and (v) exercise such other powers as may be vesting in the Disbursing Agent by order of this Court, pursuant to the Plan or pursuant to any other agreement as may be entered into in connection with the implementation and consummation of the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions thereof.
     21. New Revolving Credit Facility and the New Term Loan. The provisions of Article IV.A and IV.D of the Plan are approved in their entirety. Specifically, the terms of the New Revolving Credit Facility and the New Term Loan, on substantially the terms set forth in the Plan Supplement, are hereby approved. Reorganized AG is hereby authorized to pay such fees and costs and to execute the documents necessary to implement and effectuate the New Revolving Credit Facility and the New Term Loan on or prior to the Effective Date, together with such other documents as any of the applicable lenders may reasonably require in order to effectuate the New Revolving Credit Facility and the New Term Loan, without further approval of the board of directors of the Debtor, Reorganized AG, or this Bankruptcy Court. Following a competitive bidding process, the terms negotiated in the provision of the commitment from Credit Suisse to provide the New Revolving Credit Facility and the New Term Loan were negotiated in good faith and are not in any way forbidden by law. Except as otherwise provided in the Plan or this Confirmation Order, the liens and security interests provided in connection with the New Revolving Credit and the New Term Loan shall constitute first priority perfected security interests in Reorganized AG (but not the Alpha

Resolution Trust Assets) in accordance with the terms of the New Revolving Credit and the New Term Loan.
     22. The Senior Notes Trustee is hereby authorized and directed to make distributions, in accordance with the Plan, to the Holders of Senior Notes, and is indemnified in connection therewith.
     23. Alpha Resolution Trustee. The Notice of Appointment of Alpha Resolution Trustee (Docket No. 1154) is hereby ratified and approved. Samuel M. Stricklin shall serve as the Alpha Resolution Trustee pursuant to the terms of the Plan and the Alpha Resolution Trust Agreement, and Stichter, Riedel, Blain & Prosser, P.A. shall be counsel to the Alpha Resolution Trust. The Alpha Resolution Trustee and his agents and attorneys, as applicable, are authorized and empowered pursuant to §§ 105 and 1142(b) of the Bankruptcy Code and any applicable state law to take any and all actions reasonably necessary or appropriate to implement, effectuate and consummate any and all of the documents or transactions contemplated by the Plan, this Confirmation Order, and the Alpha Resolution Trust Agreement without further order of the Court or any further action. Without limiting the generality of the foregoing, this Confirmation Order shall constitute all approvals and consents, if any, required by the applicable state laws, and all other applicable trusts or other laws with respect to the implementation and consummation of the Alpha Resolution Trust and the transactions contemplated thereby. Such actions are approved in all respects and shall be deemed to have occurred and be effective on the Effective Date. Following the Effective Date, each of the actions of the Alpha Resolution Trustee taken in accordance with the Plan, this Confirmation Order, and the Alpha Resolution Trust shall be deemed valid and authorized. Without limiting the foregoing, the Alpha Resolution Trustee shall be authorized to (i) make distributions to Holders of Allowed Class 5 Claims in accordance with the provisions of the Plan and the Alpha Resolution Trust, (ii) effect all actions and execute all agreements, instruments and other documents necessary to perform his duties under the Plan, (iii) create reserves as he may deem appropriate, (iv) employ professionals and other positions to assist Stichter, Riedel, Blain & Prosser, P.A. and to represent him with respect to his responsibilities, and (v) exercise such other powers as may be vesting in the Alpha Resolution Trustee by order of this Court, the Plan, or the Alpha Resolution Trust.
     24. Binding Effect. Except as otherwise provided in § 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of the Plan and all Plan Supplement documents (in the final form thereof) shall bind all parties in interest including all present and former holders of a Claim against, or Interest in, the Debtor and their respective successors, affiliates and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder has filed a Proof of Claim or Interest or accepted the Plan. The holders of liens satisfied, discharged and released under the Plan shall execute any and all documentation reasonably requested by Reorganized AG evidencing the satisfaction, discharge and release of such liens and such liens shall be deemed satisfied, discharged and released by operation of this Confirmation Order.
     25. Filing and Recording. This Confirmation Order (a) is and shall be effective as a determination that, on the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, all Claims and Interests existing prior to such date have been unconditionally released, discharged and terminated in accordance with paragraph 10 of this Confirmation Order, (b) is and shall be effective of the release and cancellation of the security interests, liens and encumbrances in property of the Debtor in accordance with paragraph 10 of this Confirmation Order, and (c) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or with respect to the property of the Debtor or Reorganized AG. Each and every federal, state and local government agency is hereby directed to accept any and all documents and instruments necessary, useful or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax or similar tax imposed by state or local law.
     26. Corporate Existence and Revesting of Assets. The Debtor shall, as Reorganized AG, continue to exist after the Effective Date as a separate legal entity, with all powers of a corporation, under the laws of its state of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise explicitly provided in the Plan or in this Confirmation Order, on the Effective Date, all property comprising the Estate shall revest in Reorganized AG, free and clear of all Claims, liens, charges, encumbrances, rights, and interests of creditors and equity security holders. Reorganized AG may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.
     27. Note Purchase Agreement Claims. On the Effective Date, the Note Purchase Agreement Claims shall be Allowed in an amount to be agreed upon by the Debtor and the Note Purchasers. All obligations (other than contingent indemnity obligations) of the Debtor under the Note Purchase Agreement shall be satisfied by payment in full in Cash not later than the Distribution Date. In addition, the fees and expenses of the legal and professional advisors to the Note Purchasers and the Senior Notes Trustee incurred in connection with or relating to the Chapter 11 Case will be paid in full in Cash without a corresponding reduction of any Note Purchase Agreement Claims held by the Note Purchasers. All Note Purchase Agreement Claims shall be deemed Allowed Claims. Notwithstanding anything to the contrary in this Confirmation Order, all of the rights, liens, claims, protections and priorities granted to the Note Purchasers under the Note Purchase Agreement shall remain in full force and effect until the Note Purchase Agreement Claims are paid or otherwise satisfied in their entirety.
     28. No Post-Confirmation Amendment or Filing of Claims. A Claim may not be filed or amended after the Confirmation Date without the prior authorization of the Court and upon prior notice to Reorganized AG and the Alpha Resolution Trustee and, even with such Court authorization may be amended by the Holder of such Claim solely to decrease, but not to increase, the amount or priority of the Claim. Except as otherwise permitted herein or in the Plan, a Claim filed or amended after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtor, Reorganized AG, or the Alpha Resolution Trustee.

     29. Injunction. Except as otherwise specifically provided in the Plan and except as may be necessary to enforce or remedy a breach of the Plan, the Debtor or Reorganized AG, and all Persons or Entities who have held, hold or may hold Claims, and all other parties in interest in the Chapter 11 Case, along with their respective present or former employees, agents, officers, directors or principals, shall be permanently enjoined on and after the Effective Date from directly or indirectly (i) commencing or continuing in any manner any action or other proceeding of any kind to collect or recover any property on account of any such Claim against the Debtor, Reorganized AG, or Person entitled to exculpation under Article XIV.G of the Plan, (ii) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree, or order to collect or recover any property on account of any such Claim against the Debtor or Reorganized AG, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or Reorganized AG, on account of such Claim, (iv) except for recoupment, asserting any right of setoff or subrogation of any kind against any obligation due the Debtor or Reorganized AG or against the property or interests in property of the Debtor or Reorganized AG on account of any such Claim, (v) commencing or continuing any action against Reorganized AG in any manner or forum in respect of such Claim that does not comply or is inconsistent with the Plan, and (vi) taking any actions to interfere with the implementation or consummation of the Plan.
     30. Releases. As of the Effective Date the Releases, as provided for and limited by Articles XIV.F and XIV.H, respectively, of the Plan, are approved in their entirety; provided, however, that such releases shall not extend to the agents and representatives of the released parties. Moreover, the Releases shall not extend to the claims of Holders of Interests against the released parties other than the Debtor and Reorgainized AG.

     31. Automatic Stay. The stay in effect in the Chapter 11 Case pursuant to § 362(a) of the Bankruptcy Code shall continue to be in effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunction set forth in the paragraph 28 of this Order and/or §§ 525 and 1141 of the Bankruptcy Code; provided, however, that nothing herein shall bar the filing of financing documents (including uniform commercial code financing statements, security agreements, leases, mortgages, trust agreements and bills of sale) or taking of such other actions as are necessary to effectuate the transactions contemplated by the Plan, the consummation of the Plan or by this Confirmation Order prior to the Effective Date.
     32. Creditors’ Committee. On the Effective Date and upon the transfer of the Alpha Resolution Trust Assets to the Alpha Resolution Trust, the Creditors’ Committee shall be deemed dissolved and the members thereof and the Professionals thereof released and discharged of and from all further authority, documents, responsibilities, liabilities, and obligations related to or arising from this Chapter 11 Case.
     33. Payment of Fees. All fees payable pursuant to § 1930 of Title 18 of the United States Code shall be paid on or prior to the Effective Date, and Reorganized AG shall thereafter pay any statutory fees that are due until this Case is closed, converted or dismissed.
     34. Retention of Jurisdiction. Notwithstanding confirmation of the Plan or occurrence of the Effective Date, this Court shall retain, but may decline to exercise or abstain from exercising, such jurisdiction as is provided in the Plan and as is legally permissible, including, without limitation, that provided in Article XII of the Plan.
     35. Modification of Plan. Subject to Article XI of the Plan, after the entry of this Confirmation Order, Reorganized AG may, upon due notice and order of the Court (to the extent required), amend or modify the Plan in accordance with § 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan, in such manner as may be necessary to carry out the purpose and intent of the Plan. A Holder of an Allowed Claim that has accepted or is deemed to have accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such Holder. Notwithstanding the foregoing, Reorganized AG shall not amend or modify the Plan to affect in any way the rights of Holders of Class 5 Claims or the terms of the Alpha Resolution Trust without the written consent of the Alpha Resolution Trustee.
     36. Severability. The Confirmation Order will constitute a judicial interpretation that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
     37. Plan Supplement Agreements. Without limiting the effect of § 1145 of the Bankruptcy Code or the foregoing paragraphs, Reorganized AG is authorized to enter into the Plan Supplement Agreements, on substantially the terms set forth in the forms in the Plan Supplement, which forms are hereby approved.
     38. Exemption from Securities Laws. The provisions of § 1145 of the Bankruptcy Code are applicable to the issuance and distribution of the New Common Stock in exchange for the recipient’s Claim against the Debtor. The issuance or transfer or any securities pursuant to the Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by § 1145(a) (1) (A) of the Bankruptcy Code and § (3) (a) (7) of the Securities Act of 1933.

     39. Exemption from Certain Taxes and Recording Fees. Pursuant to § 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of any security, or the making, delivery, filing, or recording of any instrument of transfer under, or in connection with, the Plan shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax, or similar tax. Furthermore, and without limiting the foregoing, any transfers from the Debtor to Reorganized AG or to any other Person or Entity pursuant to the Plan, as contemplated by the Plan, or pursuant to any agreement regarding the transfer of title to or ownership of any of the Debtor’s property in the United States will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, sales or use tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment. All filing or recording officers (or any other Person or Entity with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of § 1146(a) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.
     40. References to Plan Provisions. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.
     41. Confirmation Order Controlling. If there is any direct conflict between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

     42. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacatur by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity or enforceability of the acts or obligations incurred or undertaken under or in connection with the Plan prior to Reorganized AG’s receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.
     43. No Stay of Confirmation Order. Pursuant to Bankruptcy Rule 3020(e), this Confirmation Order shall not be stayed and shall be effective upon entry on the docket of this Court.
     44. Applicable Non-Bankruptcy Law. To the extent provided in §§ 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.
     45. Post-Confirmation Notices. The Debtor or its agents shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) to all creditors, indenture trustees and equity security holders of the Debtor as of the Voting Record Date (as defined in the Disclosure Statement) no later than ten (10) Business Days after the Confirmation Date.

     46. Filing of Notice of Effective Date. On the Effective Date, counsel for the Debtor shall file with this Court a Notice that the Plan has become effective, which Notice of Effective Date shall be served by Acclaris on the Local Rule 1007-2 Parties in Interest List.
     DONE AND ORDERED on April 18, 2006.

/S/ ALEXANDER L. PASKAY

ALEXANDER L. PASKAY
United States Bankruptcy Judge

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